Exhibit 99.1
Gossamer Bio Announces Fourth Quarter and Full-Year 2021 Financial Results and Provides Business Update

- GB004 topline results for the Phase 2 SHIFT-UC study in mild-to-moderate UC expected in the second quarter of 2022 -

- Seralutinib (GB002) topline results for the Phase 2 TORREY study in PAH expected in the second half of 2022, subject to developments in the ongoing COVID-19 pandemic -
- Cash, cash equivalents and marketable securities totaled $325 million at year-end 2021 -
SAN DIEGO — (BUSINESS WIRE) — March 3, 2022 — Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, today announced its financial results for the fourth quarter and year ended December 31, 2021 and provided a business update.
“After a considerable amount of planning and effort, the Gossamer team is excited to enter 2022 with two ongoing Phase 2 trials expected to readout this year,” said Faheem Hasnain, Co-Founder, Chairman and Chief Executive Officer of Gossamer Bio.
“In the near term, we are eager to review GB004 Phase 2 SHIFT-UC 12-week topline data in patients with mild-to-moderate ulcerative colitis in the second quarter. We believe that, in contrast to other IBD therapies, GB004 has the potential to restore the epithelial barrier without systemic immune suppression. If this thesis bears out, GB004 could address the large swath of ulcerative colitis patients who are reticent to progress to systemic immunomodulatory or biologic agents, despite their disease being uncontrolled by 5-ASA therapy.”
Clinical-Stage Product Candidate Updates
GB004: Oral HIF-1α Stabilizer for Inflammatory Bowel Disease (IBD)
•Primary endpoint week 12 topline data from the Phase 2 SHIFT-UC study in patients with mild-to-moderate ulcerative colitis (UC) are expected in the second quarter of 2022.
•Treat through week 36 topline data from the Phase 2 SHIFT-UC study in patients with mild-to-moderate UC are expected in the fourth quarter of 2022.
Seralutinib (GB002): Inhaled PDGFR, CSF1R and c-KIT Inhibitor for Pulmonary Arterial Hypertension (PAH)
•Enrollment ongoing in the TORREY Study, a Phase 2 clinical trial in patients with PAH whose disease has progressed despite standard-of-care therapy. The primary endpoint is change in pulmonary vascular resistance from baseline at week 24. Topline data from the TORREY study are expected in the second half of 2022, subject to developments in the ongoing COVID-19 pandemic.

GB5121: Oral, CNS-Penetrant BTK Inhibitor for Primary CNS Lymphoma (PCNSL)
•An investigational new drug application (IND) application for GB5121 is now active, following a fourth quarter filing with the U.S. Food and Drug Administration (FDA).
•Gossamer expects to initiate a global Phase 1b/2 clinical trial of GB5121 in PCNSL patients in the first half of 2022.
Financial Results for Quarter and Full Year Ended December 31, 2021
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of December 31, 2021, were $325.2 million. As a result, we currently expect cash, cash equivalents and marketable securities, and access to our debt facility will be sufficient to fund operating and capital expenditures into the second half of 2023.
•Research and Development (R&D) Expenses: For the quarter ended December 31, 2021, R&D expenses were $40.9 million compared to R&D expenses of $38.9 million for the same period in 2020. R&D expenses for the full year ended December 31, 2021, were $170.3 million compared to $160.9 million for the full year ended December 31, 2020. The increase was primarily attributable to an increase of clinical trial and preclinical study costs associated with seralutinib, GB004, GB5121, and preclinical programs. This increase was partially offset by decreases in clinical trial and preclinical study costs related to GB001 and GB1275.
•In-Process Research and Development (IPR&D) Expenses: There were no significant IPR&D expenses for the quarter and year ended December 31, 2021. For the quarter ended December 31, 2020, IPR&D expenses were $5.3 million. IPR&D expenses for the full year ended December 31, 2020, were $23.4 million.
•General and Administrative (G&A) Expenses: For the quarter ended December 31, 2021, G&A expenses were $10.7 million compared to $15.9 million for the same period in 2020. G&A expenses for the full year ended December 31, 2021, were $45.8 million compared to $49.7 million for the full year ended December 31, 2020.
•Net Loss: Net loss for the three months ended December 31, 2021, was $56.3 million, or $0.74 per share, compared to a net loss of $64.6 million, or $1.05 per share, for the same period in 2020. Net loss for the full year ended December 31, 2021, was $234.0 million, or $3.13 per share compared to a net loss of $243.4 million, or $3.55 per share, for the full year ended December 31, 2020.

Conference Call and Webcast
Gossamer’s management team will host a conference call and live audio webcast at 4:30 p.m. ET today, Thursday, March 3, to discuss its fourth quarter and full year 2021 financial results and provide a corporate update.
The live audio webcast may be accessed through the “Events / Presentations” page in the “Investors” section of the Company's website at www.gossamerbio.com. Alternatively, the conference call may be accessed through the following:

Conference ID: 2791984
Domestic Dial-in Number: (833) 646-0603
International Dial-in Number: (929) 517-9782
Live Webcast: https://edge.media-server.com/mmc/p/ci4evdm2
A replay of the audio webcast will be available for 30 days on the “Investors” section of the Company's website, www.gossamerbio.com.

About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the anticipated timing of initiation and enrollment of clinical trials for our product candidates, including ongoing enrollment the Phase 2 TORREY Study for seralutinib; plans to advance our product candidates; expectations on the timing of data readouts from our clinical studies; the potential clinical benefits, safety profile and market potential of our product candidates; the potential of our product candidates to benefit high unmet need patient populations; the expected impact of COVID-19; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the ongoing COVID-19 pandemic, including clinical trial delays and clinical site staff shortages; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for its product candidates; interim results do not necessarily predict final results and one or more of the outcomes may materially change as the trial continues and more patient data become available and following more comprehensive audit and verification procedures; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for its product candidates; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; Gossamer may use its capital resources sooner than it expects; potential impacts to the week 36 results from the Phase 2 SHIFT-UC study due to the conflict in Ukraine; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

GOSSAMER BIO, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENT DATA
(UNAUDITED; IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Year ended December 31,
STATEMENTS OF OPERATIONS DATA:	2021	2020	2021	2020
Operating expenses:
Research and development	$40,932	$38,910	$170,267	$160,854
In process research and development	15	5,300	75	23,380
General and administrative	10,714	15,876	45,782	49,728
Total operating expenses	51,661	60,086	216,124	233,962
Loss from operations	(51,661)	(60,086)	(216,124)	(233,962)
Other income (expense)
Interest income	236	366	761	3,442
Interest expense	(4,937)	(4,753)	(19,440)	(12,666)
Other income (expense)	78	(131)	799	(174)
Total other expense, net	(4,623)	(4,518)	(17,880)	(9,398)
Net loss	$(56,284)	$(64,604)	$(234,004)	$(243,360)
Net loss per share, basic and diluted	$(0.74)	$(1.05)	$(3.13)	$(3.55)
Weighted average common shares outstanding, basic and diluted	75,587,851	61,282,084	74,843,482	68,510,260

BALANCE SHEET DATA:	December 31, 2021	December 31, 2020
Cash, cash equivalents, and marketable securities	$325,218	$512,628
Working capital	291,921	483,672
Total assets	343,657	539,433
Total liabilities	222,194	218,749
Accumulated deficit	(811,534)	(577,530)
Total stockholders' equity	121,463	320,684

For Investors and Media:
Bryan Giraudo, Chief Financial Officer & Chief Operating Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com